Exhibit 99.1

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is entered into by and between Sears Point Raceway ("Seller") and Speedway Motorsports, Inc. ("Buyer").

         WHEREAS, Seller owns and operates a speedway in Sonoma, California known as Sears Point Raceway (the "Raceway") and Seller desires to sell and buyer desires to purchase all of Seller's assets, based upon the terms and conditions in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth in this Agreement, the parties agree as follows:

         1. SALE OF ASSETS. Seller agrees to sell to Buyer and Buyer agrees to purchase from Seller, all of Seller's operating assets with respect to the operation of the Raceway, which include, but are not limited to, all vehicles, equipment, machinery, furnishings, leases, contract rights, goodwill, accounts receivable, and all other personal property, tangible and intangible, but excluding, however, all cash and all real property on which the Raceway is located, all real property used for parking and access to the Raceway, and all buildings and structures used in connection with the Raceway (the "Assets"). The foregoing excluded assets, other than cash, are hereinafter called the "Real Property." At the closing of the sale, Seller shall execute all documents and take all other actions necessary to transfer all of Seller's rights, title and interest in the Assets to Buyer. The Assets will be purchased AS-IS, without warranty or representation, except as specifically provided in this Agreement. The purchase price will be allocated to the Assets in accordance with Exhibit A, and Seller and Buyer shall report the purchase price of the Assets for income tax purposes in a manner consistent therewith.

         2. PURCHASE PRICE. Buyer shall pay Seller Two Million Dollars ($2,000,000.00) which, together with the assumption of accounts payable pursuant to Section 5 below, shall be in full payment for the Assets. Simultaneously with the execution of this Agreement, the $2,000,000.00 purchase price shall be placed in escrow by buyer with the First American Title Insurance Company office in Santa Rosa, California (the "Escrow Agent"). The funds will be delivered to Seller by the Escrow Agent at the closing of the sale of Assets upon transfer of the title to the Assets to Buyer. If the sale does not close due to the default of Buyer, the funds will be delivered to Seller. If the sale does not close for any other reason, the funds shall will be returned to Buyer. The funds shall be placed in an interest-bearing account by the Escrow Agent, and the interest shall be paid to Buyer periodically by the Escrow Agent.

         3. CLOSING OF SALE. The closing of this purchase of Assets, the transfer of title to the Assets to Buyer and the delivery of the purchase price to Seller, shall take place beginning at 10 o'clock a.m. on November 18, 1996. The closing shall take place at the offices of First American

Title Insurance Company in Santa Rosa, California; provided, however, it is understood that as of the date of the signing of this Agreement, the parties have a fully binding and enforceable agreement to sell and purchase the Assets in accordance with the term of this Agreement.

         4.       LEASE OF REAL PROPERTY AND DEED OF TRUST.

                  a. At the closing, Buyer and Seller will enter into a lease of the Real Property in substantially the form of Exhibit B hereto. The parties agree that the rents will be allocated in accordance with the lease.

                  b. At the closing, Buyer will arrange a loan to Seller (by an entity other than Buyer, but which may be an affiliate or subsidiary of Buyer) in an amount not to exceed $14 million plus the costs of closing such loan. The proceeds of such loan will be used to pay in full Seller's existing financing on the Real Property and certain equipment leases at closing. Such loan will be non-recourse except as to the Real Property, and will be assumable following the third anniversary of the closing. Such loan will bear interest at the rate of 4% per annum and will have a term of thirty (30) years. Amortization of the loan will be interest only for the first three years of its term and, thereafter, in equal monthly installments of principal and interest over the remaining 27 years of the term. Such loan will be evidenced by a promissory note secured by a first deed of trust on the Real Property in substantially the form of Exhibit C hereto.

         5.       ASSUMPTION OF LIABILITIES.

                  a. Buyer will assume all executory contracts and other liabilities and obligations of Seller pertaining to and incurred in the ordinary course of the operation of the Raceway, and Buyer will indemnify and defend Seller as to all such liabilities and obligations, except as to obligations which were due and payable as of the closing; provided, however, Buyer will assume and pay or discharge all accounts payable as of the date of the closing up to the amount of the accounts receivable included in the Assets on that date. The assumability and enforceability of executory contracts will be Buyers' sole risk.

                  b. Buyer will become the successor employer to all current employees of Seller and will assume and indemnify and defend Seller as to all employer liability, except as to monetary obligations for actual current wages, salaries, employee withholding and employer taxes due and payable prior to the closing. Without limiting the foregoing, Seller will assign and transfer to Buyer the existing 401K plan and all other employee benefit plans currently in existence and Buyer will assume all obligations of Seller thereunder.

                  c. Buyer's indemnification and defense obligations hereunder shall survive the closing of the sale.

         6. REPRESENTATIONS. Seller makes the following warranties and representations. These warranties are to the best of the actual knowledge of Seller. (For purposes of this paragraph, "actual knowledge of Seller" means the actual knowledge of the officers, directors and management employees of Seller.)

                  a. Seller has (or at close of Escrow, will have) good title to the Assets, with all rights to convey good title to the Assets to Buyer, subject to any limitation on assignment contained in any contracts. Upon completion of the transfer, Buyer shall have good, marketable title to the Assets, free and clear of any liens, claims, or encumbrances, but subject to any limitation on assignment contained in any contracts.

                  b. The transfer of the Assets to Buyer does not violate any applicable laws or regulation or any obligations or agreements of Seller, or the Seller's sole stockholder, or any related parties, including, but not limited to, the terms or obligations under any loan agreements or other material agreements (except as may be set forth in any limitation on assignment contained in any contracts). All consents of governmental authorities, if any are required, to the transfer of the Assets by Seller will have been obtained by the closing of the Sale. Seller will cooperate in obtaining consents of third parties to the assignment of all contracts which are included in the Assets, but Seller does not warrant that such consents may be obtained, the assumability and enforceability of executory contracts being at Buyers' sole risk.

                  c. Except as reflected in the financial statements of Seller and as listed on Exhibit D there are no pending or threatened claims or liabilities against the Seller or its Assets or the Real Property, including, but not limited to, any pending or threatened claims with respect to environmental matters. Seller shall be responsible to Buyer for any damages resulting from a breach of this warranty.

                  d. The financial statements of Seller fairly represent the financial condition and results of operations of Seller. The Assets and the Real Property constitute all of the operating assets of Seller reasonably necessary for Buyer to operate the Raceway substantially as operated by Seller.

                  e. Seller has full power and authority to enter into and to perform this Agreement, subject to any limitations on assignment contained in any of the contracts which are included in the Assets.

                  f. These representations and warranties shall be true as of the date of this Agreement and as of the date of the closing. These representations and warranties shall survive the closing of the sale.

         7.       GENERAL PROVISIONS.

                  a. At closing, both buyer and Seller shall furnish legal opinions of counsel, in form reasonably satisfactory to the other party, that each party is duly organized, is authorized to enter into this transaction, and that the documents are binding on the parties.

                  b. Between the date of this Agreement and the closing, Seller shall not knowingly take any action (or fail to take any action), and will not knowingly suffer to occur any event within Seller's reasonable control that will materially change the value of the Assets or the Real Property or the business of the Raceway.

                  c. Pending the Closing, Seller shall operate the Raceway in the ordinary course of business and consistent with past practice.

                  d. Buyer acknowledges that it has sufficient information and has made adequate investigation of the Assets and the Real Property to enter into this binding contract. Nevertheless, from the date of this Agreement until the closing, Seller will afford to Buyer, its attorneys, accountants and other representatives, reasonable access to all of the facilities and management personnel of Seller and to such records, documents, financial information and data pertaining to the business, operations and assets of Seller as Buyer may reasonably require in connection with Buyer's purchase investigation, including, without limitation, commercially reasonable surveys, soil and environmental inspection and testing.

                  e. Buyer shall have the right to assign this Agreement at any time to a wholly-owned subsidiary of Buyer; provided, however, Buyer shall remain responsible for payment of or providing funds for the purchase price at the closing.

                  f. This Agreement constitutes the entire Agreement between the parties and it shall not be modified except in a writing signed by both of the parties.

                  g. This Agreement shall be governed by the laws of the State of California.

                  h. If any legal action is commenced to enforce any of the provisions of this agreement, the prevailing party in such action shall be entitled to recover from the other party reasonable attorneys fees and costs in addition to any other relief.

                  i. Except for a 10.Q which will be filed on November 14, 1996 and as expressly set forth below or as otherwise agreed in writing by the parties, neither party will cause or permit this agreement or any of the terms or provisions of this agreement or any information pertaining to this agreement to be inspected by, viewed by, disclosed to, divulged to, or made accessible to any person, firm or entity other than: (i) those officers and directors and key employees of the parties who are immediately and directly involved in the process of negotiating and evaluating the transaction; and (ii) the attorneys and accountants of the parties who are immediately and directly involved in the process of negotiating and evaluating the transaction, provided however, that prior to any such disclosure to those persons mentioned in clause (ii) hereof, the parties shall communicate to such attorney, accountant, or other person, the terms of this confidentiality agreement and obtain their commitment to be bound by all of the disclosure limitations contained herein. Notwithstanding the foregoing, a public announcement shall be made (in a form agreed to by both parties) by no later than 2:00 p.m. E.S.T. on November 18, 1996.

SEARS POINT RACEWAY                          SPEEDWAY MOTORSPORTS, INC.

By:      /s/ Skip Berg                       By:   /s/ O. Bruton Smith
Title:   Chairman                            Title:   Chief Executive Officer
Date:   October 24, 1996                     Date:   October 24, 1996